THE WHITEHALL ENHANCED INDEX FUND
                        A SERIES OF WHITEHALL FUNDS TRUST
                               4400 COMPUTER DRIVE
                              WESTBOROUGH, MA 01581

                                                              September 14, 2000

IBJ Whitehall Bank & Trust Company
320 Park Avenue
New York, NY  10022

                     INVESTMENT ADVISORY CONTRACT SUPPLEMENT
                     ---------------------------------------

Dear Sir or Madam:

         This will confirm the agreement between Whitehall Funds Trust (the "Trust") and IBJ Whitehall Bank & Trust Company (the "Adviser") as follows:

         The Whitehall Enhanced Index Fund (the "Fund") is a series portfolio of the Trust which has been organized as a business trust under the laws of the State of Delaware and is an open-end management investment company. The Trust and the Adviser have entered into a Master Investment Advisory Contract, dated January 28, 2000 (as from time to time amended and supplemented, the "Master Advisory Contract"), pursuant to which the Adviser has undertaken to provide or make provision for the Trust for certain investment advisory and management services identified therein and to provide certain other services, as more fully set forth therein. Certain capitalized terms used without definition in this Investment Advisory Contract Supplement have the meaning specified in the Master Advisory Contract.

         The Trust agrees with the Adviser as follows:

         1. ADOPTION OF MASTER ADVISORY CONTRACT. The Master Advisory Contract is hereby adopted for the Fund. The Fund shall be one of the "Funds" referred to in the Master Advisory Contract; and its shares shall be a "Series" of shares as referred to therein.

         2. PAYMENT OF FEES. For all services to be rendered, facilities furnished and expenses paid or assumed by the Adviser as provided in the Master Advisory Contract and herein, the Fund shall pay a monthly fee on the first business day of each month, based upon the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the net assets of the Fund during the preceding month, at the annual rate of 0.50%.



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



         If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                            Very truly yours,

                                            THE WHITEHALL ENHANCED INDEX FUND
                                            a Series of Whitehall Funds Trust

                                            By: /s/ Joseph E. Breslin
                                                ---------------------
                                                Title: President


The foregoing Contract
is hereby agreed to as of
the date hereof:

IBJ WHITEHALL BANK & TRUST COMPANY



By: /s/ Denis J. Quinn
    ------------------
Title: Vice President

                          THE WHITEHALL HIGH YIELD FUND
                        A SERIES OF WHITEHALL FUNDS TRUST
                               4400 COMPUTER DRIVE
                              WESTBOROUGH, MA 01581

                                                              September 14, 2000

IBJ Whitehall Bank & Trust Company
320 Park Avenue
New York, NY  10022

                     INVESTMENT ADVISORY CONTRACT SUPPLEMENT
                     ---------------------------------------

Dear Sir or Madam:

         This will confirm the agreement between Whitehall Funds Trust (the "Trust") and IBJ Whitehall Bank & Trust Company (the "Adviser") as follows:

         The Whitehall High Yield Fund (the "Fund") is a series portfolio of the Trust which has been organized as a business trust under the laws of the State of Delaware and is an open-end management investment company. The Trust and the Adviser have entered into a Master Investment Advisory Contract, dated January 28, 2000 (as from time to time amended and supplemented, the "Master Advisory Contract"), pursuant to which the Adviser has undertaken to provide or make provision for the Trust for certain investment advisory and management services identified therein and to provide certain other services, as more fully set forth therein. Certain capitalized terms used without definition in this Investment Advisory Contract Supplement have the meaning specified in the Master Advisory Contract.

         The Trust agrees with the Adviser as follows:

         1. ADOPTION OF MASTER ADVISORY CONTRACT. The Master Advisory Contract is hereby adopted for the Fund. The Fund shall be one of the "Funds" referred to in the Master Advisory Contract; and its shares shall be a "Series" of shares as referred to therein.

         2. PAYMENT OF FEES. For all services to be rendered, facilities furnished and expenses paid or assumed by the Adviser as provided in the Master Advisory Contract and herein, the Fund shall pay a monthly fee on the first business day of each month, based upon the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the net assets of the Fund during the preceding month, at the annual rate of 0.75%.

         If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                            Very truly yours,

                                            THE WHITEHALL HIGH YIELD FUND
                                            a Series of Whitehall Funds Trust

                                            By: /s/ Joseph E. Breslin
                                                ---------------------
                                                 Title: President


The foregoing Contract
is hereby agreed to as of
the date hereof:

IBJ WHITEHALL BANK & TRUST COMPANY



By: /s/ Denis J. Quinn
    ------------------
Title: Vice President

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